Exhibit 21.1

Significant Subsidiaries of the Registrant

Subsidiary	Place of Incorporation
Building DreamStar Technology Limited	The British Virgin Islands
HK Building DreamStar Technology	Hong Kong
Hangzhou Building Dream Star Chuangxiang Technology Company Limited	PRC
Shenzhen Building DreamStar Chuangxiang Technology Company Limited	PRC

Consolidated Variable Interest Entity	Place of Incorporation
Shenzhen Building DreamStar Technology Ltd.	PRC
Wuhan Chuangxiang Star Technology Co., Ltd.	PRC
Shenzhen Building DreamStar Venture Service Co., Ltd.	PRC
Fuzhou Building DreamStar Technology Co., Ltd.	PRC
Chengdu Building DreamStar Technology Co., Ltd.	PRC
Beijing Building DreamStar Technology Co., Ltd.	PRC
Tianjin Building DreamStar Technology Co., Ltd.	PRC
Shenzhen Jinhui Commercial Technology Co., Ltd.	PRC
Foshan Building DreamStar Technology Co., Ltd.	PRC
Shaanxi Building DreamStar Technology Co., Ltd.	PRC
Nanchang Building DreamStar Business Incubation Service Co., Ltd.	PRC
Fuzhou Shared Space Incubator Management Co., Ltd.	PRC
Shenyang Building DreamStar Technology Co., Ltd.	PRC
Shenzhen Unicorn Incubator Co., Ltd.	PRC
Shenzhen Shared Space Incubator Co., Ltd.	PRC
Shanghai Moyi Business Incubator Management Co., Ltd.	PRC
Shenyang Shared Star Incubator Co., Ltd.	PRC
Anqing Building DreamStar Business Incubation Service Co., Ltd.	PRC
Xi’an Chuangxiang Star Business Incubator Co., Ltd.	PRC
Yunmeng Building DreamStar Technology Co., Ltd.	PRC
Qingdao DreamStar Innovation Technology Co., Ltd.	PRC
Changsha Junzhu Venture Service Co., Ltd.	PRC
Tianjin DreamStar Technology Co., Ltd.	PRC
Anyang Future Space Venture Service Co., Ltd.	PRC
Wuxi City DreamStar Venture Space Co., Ltd.	PRC
Guiyang Building DreamStar Technology Co., Ltd.	PRC
Changsha Milliscale Venture Service Co., Ltd.	PRC
Tianjin Zhumeng Ruige Technology Co., Ltd.	PRC
Wuxi Miller Space Co., Ltd.	PRC
Jinan Building DreamStar Technology Enterprise Incubator Co., Ltd.	PRC
Shenzhen IDH Innovation and Entrepreneurship Center Co., Ltd.	PRC
Hangzhou Building DreamStar Technology Co., Ltd.	PRC
Shenzhen Qianhai Oriental Shengding Venture Capital Fund Management Co., Ltd.	PRC
Shenzhen Shengshi Ark Management Co., Ltd.	PRC
Shenzhen Building DreamStar Enterprise Service Co., Ltd.	PRC
Shanghai Xianpu Business Incubator Management Co., Ltd.	PRC

Shanghai Zhuna Technology Co., Ltd.	PRC
Suzhou Building DreamStar Incubation Management Co., Ltd.	PRC
Shenzhen Dongzhong Enterprise Management Co., Ltd.	PRC
Hangzhou Dongzhong Enterprise Management Consulting Co., Ltd.	PRC
Nanjing Dongzhong Enterprise Management Co., Ltd.	PRC
Shanghai Zhushan Enterprise Service Co., Ltd.	PRC
Shanghai Zhuqi Technology Co., Ltd.	PRC
Chengdu Dongzhong Enterprise Management Consulting Co., Ltd.	PRC
Dongying Building DreamStar Business Incubator Co., Ltd.	PRC
Nanjing Millimeter Technology Co., Ltd.	PRC
Taiyuan Building DreamStar Technology Co., Ltd.	PRC
Chongqing Building DreamStar Technology Co., Ltd.	PRC
Shanghai Hanqin Enterprise Management Consulting Co., Ltd.	PRC
Longyan Building DreamStar Technology Co., Ltd.	PRC
Beijing Chuangxiang Star Technology Co., Ltd.	PRC
Shenzhen Fangtan Technology Co., Ltd.	PRC
Building DreamStar Chuangxiang (Beijing) Technology Co., Ltd.	PRC
Suqian DreamStar Technology Co., Ltd.	PRC
Dongying Chuangxiang Star Business Incubator Co., Ltd.	PRC
Mengzhou Building DreamStar Space Technology Service Co., Ltd.	PRC